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                                                                   EXHIBIT 10.2c

                             AMENDMENT NO. 2 TO THE

                           RETIREMENT INCOME PLAN FOR

                     SELECTIVE INSURANCE COMPANY OF AMERICA

      Selective Insurance Company of America (the "Company") hereby adopts the following amendment to the Retirement Income Plan for Selective Insurance Company of America (the "Plan") effective for distributions with annuity starting dates on or after January 1, 2003;

      1. Section 2.3(b)(1) of Article II of the Plan is hereby amended by adding the following to the end thereof:

            "Notwithstanding any other Plan provisions to the contrary, the Applicable Mortality Table used for purposes of adjusting any benefit or limitation under Section 415(b)(2)(B), (C), or (D) of the Code as set forth in Sections 15.4 and 15.5 of the Plan and the Applicable Mortality Table used for purposes of satisfying the requirements of Section 417(e) of the Code as set forth in Section
            15.3 of the Plan is the table prescribed in Revenue Ruling 2001-62."

      2. Section 2.3(c) of Article II of the Plan is hereby amended by changing the reference from "the mortality basis outlined in (a) above" to "the mortality basis outlined in (b) above," effective January 1, 1997.